UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 3)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

ANDOVER HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

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Florida	000-17746	64-1045859
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7300 North Federal Highway, Suite 207, Boca Raton, FL 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 561 989 3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On May 17, 2012 (the “Resignation Date”), Baum & Company, P.A. (“Baum”) advised Andover Holdings, Inc. (the “Company”) that it was resigning as the Company’s independent registered public accounting firm.

The audit reports of Baum on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles.

However, the Baum reports for these fiscal years ended did contain a "going concern" qualification. This qualification expressed substantial doubt about the Company’s ability to continue as a going concern based on significant recurring operating losses.

During these two most recent fiscal years, the Company had no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused Baum to make reference to the subject matter of the disagreement in connection with its reports.

During the interim period following the fiscal year end 2010 to date, the Company has disagreements with Baum on financial statement disclosure. Specifically, the Company wants the Financial Statements to reflect a write down of $81,303.00 in accounts payable, which accounts payable accrued during the period from July 1, 2008 through December 31, 2010. Although the Company verified that the accounts payable were not owed, the public accounting firm refused to write down the accounts payable in the amount of $81,303.00. This write down had the net effect of reducing the accounts payable of the Company from $189,386.00 to $108,083.00.

New independent registered public accounting firm

The Company has engaged John T. Holz, CPA (“JTH”) as its independent registered public accounting firm. The engagement of JTH as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. In a letter to the Company dated June 4, 2012, the Securities and Exchange Commission stated that the firm of John T. Holz was not registered with the Public Company Accountancy Oversight Board ("PCAOB"). The Company has been advised by the accounting firm that they are in fact pending registration with the PCAOB.

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On June 7, 2012 the Company concluded, based in part upon the recommendation of the SEC Corporate Finance Division, that the financial statements of the Company for the periods March 31, 2011; June 30, 2011 and September 30, 2011 should not be relied upon. It is the representation of the Management of the Company that these financial statements were prepared in accordance with Generally Accepted Accounting Principles, however they have not been review or approved of by our Auditors.

The Company does not anticipate restating these financial statements however they should not be relied upon until the Company's new auditors have reviewed them. Specifically, our former auditors did not consent to the inclusion of our March 31, 2011 financial statements in our March 31, 2011 Form 10-Q. The financial statements for the above mentioned periods and subsequent interim periods should no longer be relied upon.

Representatives of the executive officers of the Company discussed with the Company's new auditors the matters disclosed in this Item 4.02 of the Form 8-K and the Members of the Board of Directors of the Company consented to the filing of this Form 8-K by unanimous written consent.

The Company has asked our newly engaged accountants and auditors to review the disclosure required by this Form prior to its being filed with the Commission, and if warranted, to provide us with a letter addressed to the SEC containing any new information, any clarification of the Company's expression of its views, or to state any respects in which it does not agree with the statements made by the Company in this report. Our accountants and auditors declined to provide any such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andover Holdings, Inc.

By:	/s/ Barbara Lang Tolley
Barbara Lang Tolley, President

Date:  June 8, 2012